         NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

         EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK, NEW YORK LOCAL TIME ON DECEMBER 20, 1998

                              WARRANT CERTIFICATE

                     833,333 Common Stock Purchase Warrants


No. R-1                                                     New York, New York
                                                             December 20, 1996


                      ALCOHOL SENSORS INTERNATIONAL, LTD.

         ALCOHOL SENSORS INTERNATIONAL, LTD., a New York corporation (the "COMPANY"), for value received, hereby certifies that AMERICAN INTERNATIONAL INSURANCE COMPANY or registered assigns permitted by the terms of this Warrant Certificate, is the registered owner of the number of common stock purchase warrants (the "WARRANTS") set forth above, each of which entitles the owner thereof to purchase from the Company at any time on or prior to 5:00 P.M., New York City time, on December 20, 1998 (the "FINAL EXPIRATION DATE") one duly authorized, validly issued, fully paid and nonassessable share of the Common Stock, par value $.001 per share ("COMMON STOCK"), of the Company, at a purchase price of $5.50 per share (the "PURCHASE PRICE"), all subject to the terms and conditions contained herein. The number of Warrants evidenced by this Warrant Certificate (and the number and kind of securities which may be purchased upon exercise hereof) set forth above, and the Purchase Price per share set forth above, are as of the date hereof.

         As provided herein, the Purchase Price and the number of shares of Common Stock or other securities which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

         This Warrant Certificate, together with any warrant certificate(s) issued in replacement or substitution hereof (as provided for herein) evidencing all or part of the Warrants evidenced hereby, are sometimes collectively referred to herein as the "WARRANT CERTIFICATES."

         The rights of the registered holder of this Warrant Certificate shall be subject to the following further terms and conditions:

         SECTION 1. Execution, Delivery and Registration of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form only and substantially in the form of this Warrant Certificate (with such adjustments as may be necessary to reflect the name of the holder thereof, the appropriate number of Warrants and Purchase Price), shall be dated the date it is issued and delivered to the holder thereof and shall have such letters, numbers, or other marks of identification or designation and such legends or endorsements stamped, printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (the execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions contained herein, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any securities exchange (or any other quotation system operated by a national securities association) on which the Warrants may be listed. Each Warrant Certificate shall be manually executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President or one of its Vice-Presidents under its corporate seal and attested by its Secretary or an Assistant Secretary.

         Each Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be the proper officer of the Company to sign such Warrant Certificate. If any officer whose signature is on a Warrant Certificate no longer holds that office after the date of issuance of the Warrant Certificate, such Warrant Certificate shall be valid nevertheless.

         The Company shall maintain books for the registration and transfer of Warrants. The Company will maintain an office where notices, presentations and demands in respect of the Warrants may be made upon it and where books for registration and transfer of the Warrant Certificates will be kept (the "COMPANY OFFICE"). Such books shall show the names and addresses of the respective registered holders of the Warrant Certificates, the number of Warrants evidenced on the face of each of the Warrant Certificates, and the date of each of the Warrant Certificates. Such books shall also show the names and addresses of former registered holders of Warrant Certificates who may be entitled to receive a payment under Section 2(c)(ii) hereof.

         The Company Office shall be maintained at Alcohol Sensors International, Ltd., 11 Oval Drive, Islandia, New York 11722, Attention: Joseph
M. Lively, until such time as the Company shall notify the registered holders of the Warrants of any change of location of the Company Office (which shall always be located within the 48 contiguous states of the United States of America).

         As provided in Section 3 hereof, the Company shall transfer, from time to time, any outstanding Warrants upon the books to be maintained by the Company for such purpose upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer. Warrants may be exchanged at the option of the registered holder thereof, when surrendered at the Company Office, for another Warrant or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of Common Stock.

         The Warrants evidenced by this Warrant Certificate may not be transferred except in compliance with the provisions of the Securities Act of 1933, as amended (and any similar successor statute), together with the rules and regulations promulgated thereunder (the "SECURITIES ACT"), or applicable state securities laws and in accordance with the provisions of Section 14 hereof.

         SECTION 2. Exercise of Warrants; Purchase Price. (a) Subject to the provisions of Section 6(d) hereof, the registered holder of this Warrant Certificate, may exercise the Warrants evidenced hereby, in whole or in part, at any time on or prior to the Final Expiration Date, upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly executed, to the Company at the Company Office, together with payment of the Purchase Price for each share of Common Stock as to which such Warrants are exercised.

         (b) The aggregate Purchase Price for the Warrants exercised shall be payable (i) in cash, (ii) by certified or official bank or bank cashier's check payable to the order of the Company, (iii) by delivery to the Company of shares of Common Stock, which shares shall be deemed to have a value equal to the Closing Price thereof (as such term is defined in Section 11 hereof), or Warrants, which Warrants shall be deemed to have a value equal to the Closing Price of the shares of Common Stock for which such Warrants are exercisable, or
(iv) any combination of the foregoing.

         (c) Upon receipt of a Warrant Certificate representing exercisable Warrants, with the Form of Election to Purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Common Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the registered holder of such Warrant Certificate in accordance with
Section 6 hereof, the Company shall thereupon promptly (i) requisition, from any transfer agent of the Common Stock, certificates for the number of whole shares of Common Stock to be purchased, and cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, (ii) when appropriate, requisition the amount of cash to be paid in lieu of issuance of fractional shares, or requisition for sale by the Company the whole shares of Common Stock representing such aggregate fractional shares, in accordance with Section 11 hereof, and deliver such cash, or the net proceeds of the sale of aggregated fractional shares of Common Stock, to or upon the order of the registered holder of such Warrant Certificate.

         (d) If the registered holder of any Warrant Certificate shall exercise less than all the Warrants evidenced thereby, a new Warrant Certificate evidencing Warrants equivalent to the Warrants remaining unexercised shall be issued by the Company to the registered holder of such Warrant Certificate or to his duly authorized assigns.

         SECTION 3. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of Section 14 hereof, at or prior to the Final Expiration Date, any Warrant Certificate, with or without other Warrant Certificates, may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Company and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the Company Office. Thereupon the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Warrant Certificates.

         Upon receipt by the Company of an affidavit of the registered holder as to the loss, theft, destruction or mutilation of a Warrant Certificate, such indemnity as the Company may reasonably require and, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company will execute and deliver a new Warrant Certificate of like tenor to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Company acknowledges that a written indemnity by the registered holder shall be satisfactory to it.

         SECTION 4. Subsequent Issue of Warrant Certificates. Subsequent to its original issuance, no Warrant Certificate shall be issued in respect of this Warrant Certificate except (a) Warrant Certificates issued upon any transfer, combination, split-up or exchange of Warrants pursuant to Section 3 hereof, (b) Warrant Certificates issued in replacement of mutilated, destroyed, lost or stolen Warrant Certificates pursuant to Section 3 hereof, (c) Warrant Certificates issued pursuant to Section 2(d) hereof upon the partial exercise of any Warrant Certificate to evidence the unexercised portion of such Warrant Certificate and (d) Warrant Certificates issued pursuant to Section 15 hereof.

         SECTION 5. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered to the Company for the purpose of exercise, exchange, substitution, transfer, split-up or combination shall be cancelled by it, and no Warrant

Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions thereof. The Company shall cancel and retire any other Warrant Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Company shall destroy such cancelled Warrant Certificates.

         SECTION 6. Reservation and Availability of Shares of Common Stock, etc.

         (a) The Company covenants and agrees that it will take all such action as may be necessary to cause to be reserved and kept available at all times out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants. The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep copies of the Warrant Certificates and the Registration Rights Agreement dated as of even date herewith, between the Company and American International Insurance Company (as amended, supplemented or otherwise modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), on file with each transfer agent. The Company will furnish the transfer agent a copy of all notices of adjustments and certificates related thereto, transmitted to each registered holder of a Warrant Certificate pursuant to Section 9 hereof.

         (b) So long as the Common Stock issuable upon the exercise of Warrants may be listed on any national securities exchange or eligible for trading on NASDAQ (or any other quotation system operated by a national securities association), the Company covenants and agrees that it shall take all such action as may be necessary to cause all shares reserved for such issuance to be listed as expeditiously as reasonably possible on such exchange or to be made so eligible as expeditiously as possible upon official notice of issuance upon such exercise.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of Warrants shall, at the time of such issuance (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances with respect to the issuance thereof, and no personal liability shall attach to the ownership thereof.

         (d) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the initial issuance or delivery of the Warrant Certificates pursuant to Section 1 hereof or of the issuance and delivery of any shares of Common Stock upon the exercise of Warrants, except as set forth in the immediately following sentence. The Company shall not be required to pay any tax which may be payable in respect of any transfer or delivery of Warrant Certificates to a Person other than, or the issuance or delivery of certificates for Common Stock in a name other than that of, or payment of cash to a Person other than, the registered holder of the Warrant Certificate evidencing Warrants surrendered for exercise or to issue or deliver any certificates for shares of Common Stock or pay any cash upon the exercise of any Warrants until any such tax shall have been paid (any such tax being payable by the registered holder of such Warrant Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due. "PERSON" shall mean any individual, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company or other entity of any kind, including without limitation, any government or an agency or political division thereof.

         (e) The Company will not, by amendment of its Certificate of Incorporation or its other organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants.

         (f) Subject, in the case of any registration under the Securities Act, to the limitations set forth in Section 14 hereof, the Company covenants and agrees that it will take all such action as may be necessary to obtain and keep effective any and all permits, registrations, consents and approvals of governmental agencies and authorities and to make all securities acts filings and effect and maintain any registrations of securities under federal and state laws (including, without limitation, the Securities Act and state "blue sky" securities laws) which may become requisite in connection with the valid issuance, sale, transfer or delivery of the Warrant Certificates, the exercise of the Warrants and the valid issuance, sale, transfer and delivery of any Common Stock or other securities issued or delivered upon exercise of, or otherwise in connection with, the Warrants.

         SECTION 7. Record Date. Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the close of business on the date upon which the Warrant Certificate evidencing such Warrants is duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) is made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the opening of business on the next succeeding business day on which the Common Stock transfer books of the Company are open.

         SECTION 8. Adjustment of Purchase Price, Number of Shares or Number of Warrants. The Purchase Price, the number of shares of Common Stock covered by each Warrant and the number of Warrants outstanding are subject to adjustment from time to time as provided in this Section 8.

              (a) If the Company shall at any time, (i) pay a dividend on its outstanding Common Stock in shares of Common Stock or effect a distribution to holders of its outstanding Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock,
         (iii) combine the
         outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue any securities of the Company in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), the number and kind of securities issuable in respect of each Warrant, commencing on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that the registered holder of any Warrant exercised after such time shall be entitled to receive upon exercise of such Warrant the aggregate number and kind of securities which, if such Warrant had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustments shall be made successively whenever any event listed above shall occur.

              (b) If the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation other than a consolidation or merger in respect of which an adjustment is made pursuant to Section 10 hereof) of evidences of indebtedness or assets (including cash) or rights, options, warrants or other securities entitling them to subscribe for, purchase, convert to, exchange for or otherwise acquire Common Stock, the Purchase Price in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Purchase Price on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness or such rights, options, warrants or other securities so to be distributed or paid applicable to one share of Common Stock and the denominator of which shall be such Purchase Price. No such distribution shall be made on treasury shares. Such adjustments shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

              (c) If the Company shall at any time or from time to time after the date hereof issue (x) shares of Common Stock, (y) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire Common Stock or (z) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire such convertible or exchangeable securities (in each case other than Excluded Securities (as defined herein) and other than issuances that result in an adjustment under Section 8(a) or 8(b) hereof), without consideration or for a consideration per share of Common Stock less than the Purchase Price in effect immediately prior to the issuance of such Common Stock or such rights, options, warrants or other securities, the Purchase Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the quotient obtained by dividing:

              (A) an amount equal to the sum of

                  (I) the total number of shares of Common Stock outstanding immediately prior to such issuance (including any shares of Common Stock deemed to have been issued pursuant to subsections (A) and (B) of Section 8(c)(2) (it being understood that the shares of Common Stock issuable upon exercise of the Warrants immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (A))) multiplied by the Purchase Price in effect immediately prior to such issuance, plus

                  (II) the consideration received by the Company upon such issuance, by

              (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivisions (A) and (B) of Section 8(c)(2) (it being understood that the shares of Common Stock issuable upon exercise of the Warrants immediately prior to such issuance shall be deemed to be outstanding for all purposes of the computation required in this clause (B))) immediately after the issuance of such Common Stock.

         For the purposes of any adjustment of the Purchase Price pursuant to this Section 8(c), the following provisions shall be applicable:

              (1) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company, irrespective of any accounting treatment.

              (2) In the case of (x) the issuance of rights, options or warrants entitling the holder thereof to subscribe for, purchase or otherwise acquire Common Stock, (y) securities convertible into or exchangeable for Common Stock or (z) rights, options, warrants or other securities convertible into or exchangeable for such convertible or exchangeable securities:

                  (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such rights, options or warrants entitling the holder thereof to subscribe for, purchase or otherwise acquire Common Stock shall be deemed to have been issued at the time such rights, options or warrants were issued and for a consideration equal to the consideration

         (determined in the manner provided in subdivision (1) above), if any, received by the Company upon the issuance of such rights, options or warrants plus the minimum purchase price provided in such rights, options or warrants for the Common Stock covered thereby;

                  (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of rights, options or warrants to subscribe for, purchase or otherwise acquire such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such rights, options, warrants or securities were issued and for a consideration equal to the consideration received by the Company for any such rights, options, warrants and securities (excluding any cash received on account of accrued interest or accrued dividends), plus the consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related rights, options or warrants (the consideration in each case to be determined in the manner provided in subdivision (1) above);

                  (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such rights, options or warrants or conversions of or exchanges for such convertible or exchangeable securities or any change in the consideration to be received by the Company upon the exercise of any such rights, options or warrants or conversions of or exchanges for such convertible or exchangeable securities, other than a change resulting from the anti-dilution provisions thereof, the Purchase Price shall forthwith be readjusted to such Purchase Price as would have obtained had the adjustment made upon the issuance of such rights, options, warrants or securities not converted prior to such change been made upon the basis of such change; and

                  (D) on the expiration of any such rights, options or warrants, the termination of any such rights to convert or exchange or the expiration of any rights, options or warrants related to such convertible or exchangeable securities, the Purchase Price shall forthwith be readjusted to such Purchase Price as would have obtained had the adjustment made upon the issuance of such rights, options, warrants or securities or rights, options or warrants related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon exercise of such rights, options or warrants, upon the conversion or exchange of such securities or upon the exercise of the rights, options or warrants related to such securities and subsequent conversion or exchange thereof.

         (4) "EXCLUDED SECURITIES"" means (A) shares of the Series A Cumulative Non-redeemable Convertible Preferred Stock issued on the date hereof and shares of Common Stock issued upon the conversion thereof; and (B) Common

    Stock issued (I) to employees or directors of, or consultants to, the Company, pursuant to any agreement, plan or arrangement approved by the Board of Directors of the Company, or options to purchase or rights to subscribe for such Common Stock, or securities by their terms convertible into or exchangeable for such Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, in each case as approved by the Board of Directors of the Company, but only to the extent that the maximum aggregate number of shares of Common Stock so issued or issuable pursuant to all such agreements, plans and arrangements does not exceed (x) 300,000 shares of Common Stock in the aggregate in any fiscal year of the Company or (y) 600,000 shares of Common Stock in the aggregate (in each case subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and (II) upon the exercise of the warrants and options exercisable for Common Stock outstanding on the date hereof as specified on Schedule A attached hereto.

              (d) If at any time, as a result of an adjustment made pursuant to
         Section 8(a) hereof, the registered holder of any Warrant thereafter exercised shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such other securities so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 8 and the provisions of this Warrant Certificate with respect to the shares of Common Stock shall apply on like terms to any such other securities.

              (e) Upon each adjustment of the Purchase Price as a result of the calculations made in Section 8(b) or 8(c) hereof, each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest hundredth) obtained by (i) multiplying (x) the number of shares covered by a Warrant immediately prior to this adjustment of the number of shares by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

              (f) Upon each adjustment of the number of shares of Common Stock for which the Warrants are exercisable as provided in Section 8(a) hereof, the Purchase Price payable upon exercise of a Warrant shall be adjusted by multiplying such Purchase Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Common Stock for which a Warrant was exercisable prior to such adjustment and (ii) the denominator of which shall be the number of shares of Common Stock for which a Warrant is exercisable immediately thereafter.

              (g) Irrespective of any adjustment or change in the Purchase Price or the number or kind of securities issuable upon the exercise of each Warrant, the Warrant Certificates theretofore or thereafter issued may continue to express the Purchase Price per share and the number and kind of shares which were stated in the initial Warrant Certificate or any Warrant Certificate(s) subsequently issued in lieu thereof (but the actual kind and number of securities purchasable upon the exercise of Warrants represented by any Warrant Certificate and the Purchase Price thereof shall in all cases be as determined in accordance with the provisions contained therein).

              (h) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Purchase Price.

              (i) The Company may, at its option and in its sole discretion, at any time or from time to time during the term of the Warrants, reduce the then current Purchase Price to an amount deemed appropriate by the Board of Directors of the Company (but in no event shall the Purchase Price be less than the par value of a share of Common Stock); provided, however, that if the Company elects to so reduce the then current Purchase Price, (i) such reduction shall remain in effect for at least a 30-day period, after which time the Company may, at its option, reinstate the Purchase Price in effect prior to such reduction (subject to adjustment by virtue of or in connection with the provisions of Sections 8 and 10 hereof, and (ii) the Company shall deliver to the registered holders of Warrants an unqualified opinion of counsel prior to such reduction, to the effect that such reduction will not result in any federal or New York State or New York local taxable income (other than increased gains or reduced losses on the sale of shares of Common Stock) to such holders as a result of such reduction. Whenever the Purchase Price is so reduced, the Company shall give notice to the registered holders of Warrants of the reduction at least 15 days prior to the date on which the reduced Purchase Price takes effect stating the reduced Purchase Price and the period it will be in effect.

         SECTION 9. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 8 hereof, the Company shall forthwith file, at the office of the Company and any transfer agent designated by the Company for the Warrants, a certificate of its chief financial officer, showing in detail the facts requiring such adjustment and the Purchase Price then in effect, and mail a copy of such certificate by first-class certified mail, return receipt requested, postage prepaid, to each registered holder of a Warrant Certificate in accordance with Section 16 hereof.

         SECTION 10. Consolidation, Merger or Sale of Assets, etc. (a) In case the Company after the date hereof (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or there shall be no such change or exchange but the holders of Common Stock shall hold 50% or less of the aggregate voting power of the continuing or surviving Person, or (iii) shall transfer all or substantially all of its properties or assets to any other Person, or (iv) shall effect a capital reorganization or reclassification of Common Stock (other than a capital reorganization or reclassification for which adjustment in the Purchase Price is provided for in Section 8 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the registered holders of Warrants upon the exercise hereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Purchase Price in effect at the time of such consummation for all Common Stock issuable upon such exercise immediately prior to such consummation), in lieu of shares of the Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and property to which such holders would have been entitled upon such consummation if such holder had exercised the rights represented by the Warrants immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 10 and in Section 8.

         (b) Notwithstanding anything contained herein to the contrary, the Company will not effect any of the transactions described in subdivisions (i) through (iv) of Section 10(a) unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon the exercise of Warrants as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the registered holders of the Warrants, (i) the obligations of the Company under the Warrants (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under the Warrants),
(ii) the obligations of the Company under the Registration Rights Agreement, and (iii) the obligation to deliver to the registered holders of the Warrants such shares of stock, securities, cash or property as, in accordance with the provisions of this Section 10, such holders may be entitled to receive. The Warrants shall thereafter continue in full force and effect and the terms thereof (including, without limitation, all of the provisions of this Section
10) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any exercise of the Warrants or the exercise of any rights pursuant hereto.

         (c) If any event shall occur as to which the provisions of Sections 8 and 10(a)-(b) are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such sections (which are to place the registered holders of Warrants in a position as nearly equal as possible to the position such holders would have occupied had such holders purchased shares of Common Stock on the date hereof), then, in each such case, the Board of Directors of the Company, in its good faith, shall cause the Company to make such adjustments, on a basis consistent with the essential intent and principles established in Sections 8 and 10(a)-(b), necessary to preserve, without dilution, the purchase rights represented by the Warrants.

         (d) The provisions of this Section 10 shall similarly apply to successive mergers or consolidations or sales or other transfers or transactions.

         SECTION 11. Fractional Shares. (a) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Warrants or to distribute certificates which evidence fractional shares. Subject to Section 11(b) hereof, in lieu of such fractional shares of Common Stock, there shall be paid to each registered holder of a Warrant Certificate with regard to which a fractional share would otherwise be issuable at the time such Warrant Certificate is exercised as herein provided an amount in cash equal to, at the election of the Company, (i) the same fraction of the current market value of a share of Common Stock or (ii) such holder's respective pro rata share of the net proceeds of the sale by the Company of the aggregate fractional shares of Common Stock to which such holder would otherwise have been entitled. If the Company shall elect to pay the holders their pro rata share of the net proceeds of the sale of the aggregate fractional shares of Common Stock, the Company shall, within ten (10) Business Days following the date of the exercise of Warrants with regard to which such fractional shares would otherwise be issuable, aggregate and sell all fractional shares at then prevailing prices and shall deliver the net proceeds of such sales pro rata to each of the registered holders entitled thereto. For purposes of this Section 11(a), the current market value of a share of Common Stock shall be the average Closing Price (as determined pursuant to Section 11(c) hereof) for the ten (10) Trading Days immediately preceding the date of such exercise.

         (b) If the Company is unable to pay any amounts of cash in respect of fractional shares of Common Stock in accordance with Section 11(a) hereof by reason of the provisions of the Company's then outstanding debt obligations or otherwise, and insufficient shares of Common Stock are available to permit the Company to aggregate and sell such fractional shares as provided therein, the Company shall deliver to such holders an additional share of Common Stock in lieu of such fractional shares.

         (c) For the purpose of any computation required in accordance with this Section 11, the "CLOSING PRICE" with respect to the Common Stock on any day (other than a day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market) shall mean the average of the reported closing bid and asked prices on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the last reported sales price regular way on the New York Stock Exchange or the American Stock Exchange or, if the Common Stock is not listed or admitted to trading on the Nasdaq National Market, the New York Stock Exchange or the American Stock Exchange, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If the Security is not so listed, traded or quoted, the Closing Price for any day shall mean the fair value of the security as determined in good faith by the Board of Directors of the Company. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day. The term "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         SECTION 12. Right of Action; Entitlement to Vote or Receive Dividends.

         (a) All rights of action in respect of the Warrants are vested in the respective registered holders of the Warrant Certificates; and any registered holder of any Warrant Certificate, without the consent of the registered holder of any other Warrant Certificate, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate.

         (b) Prior to the exercise of the Warrants evidenced thereby and the date of the certificate representing the shares of Common Stock issuable upon exercise of such Warrants pursuant to Section 7 hereof, the registered holder of a Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to, or be deemed for any purpose the holder of, shares for which the Warrants shall be exercisable, including, without limitation, the right to vote or to receive dividends, or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as specifically provided herein.

         SECTION 13. Agreement of Warrant Certificate Holders. Every registered holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company and with every other registered holder of a Warrant Certificate that (a) the Warrant Certificates are transferable only on the registry books of the Company if surrendered at the Company Office, duly endorsed or accompanied by a proper instrument of transfer, and (b) the Company may deem and treat the Person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

         SECTION 14. Registration Rights Agreement; Legends; Restrictions on Transfer.

         (a) The registered holders of the shares of Common Stock or other securities issuable upon the exercise of the Warrants evidenced hereby (the "WARRANT SHARES") shall have the rights with respect to the registration of such Warrant Shares as set forth in the Registration Rights Agreement. The Company shall keep on file at the Company

Office a copy of the Registration Rights Agreement, including any amendments thereto, and shall furnish copies thereof, without charge, to any registered holder upon request.

         (b) The registered holder of this Warrant Certificate, each transferee hereof and any holder or transferee of any Warrant Shares, by acceptance thereof, each agrees that (i) no public distribution of Warrant Shares will be made in violation of the Securities Act and (ii) during such period as the delivery of a prospectus with respect to the Warrant Shares may be required by the Securities Act, no public distribution of Warrant Shares will be made in a manner or on terms different from those set forth in, or without delivery of, a prospectus then meeting the requirements of the Securities Act, and in compliance with applicable state securities laws; provided that any holder or transferee of any Warrant Shares may sell such Warrant Shares in one or more transactions not requiring registration under the Securities Act.

         (c) Until such time as (i) the resale of the Warrants evidenced by the Warrant Certificate have been registered under an effective registration statement under the Securities Act, (ii) a restrictive legend is not required in order to ensure compliance with the Securities Act or (iii) applicable state securities laws or any restrictions on transfer have ceased or are permitted to terminate under the Securities Act and applicable state securities law (including, without limitation, pursuant to Rule 144 of the Securities Act), this Warrant Certificate shall bear a legend in substantially the following form by which the holder hereof shall be bound (and any transferee hereof shall agree in writing to be bound):

         NEITHER THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE NOR ANY SECURITIES ISSUABLE UPON THE EXERCISE OF SUCH WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER SECURITIES LAWS, AND NEITHER SUCH WARRANTS NOR SUCH SECURITIES MAY BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

         (d) Until such time as (i) the resale of the Warrant Shares have been registered under an effective registration statement under the Securities Act,
(ii) a restrictive legend is not required in order to ensure compliance with the Securities Act or (iii) applicable state securities laws or any restrictions on transfer have ceased or are permitted to terminate under the Securities Act and applicable state securities laws, the certificate or certificates evidencing the Warrant Shares shall bear a legend in substantially the following form by which the holder thereof shall be bound (and any transferee thereof shall agree in writing to be bound):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER

         SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNDER SAID ACT AND LAWS OR AN EXEMPTION THEREFROM.

         (e) Upon satisfaction of the conditions set forth in Section 14(c) or 14(d) hereof, as the case may be, the Company shall, upon the request of any registered holder thereof, execute and deliver (without expense to such holder or its designee) a Warrant Certificate(s) or certificate(s) evidencing Warrant Shares, as the case may be, to the holder thereof or its designee, of like tenor, not bearing the applicable legend otherwise required by this Section 14, provided that, in connection with the conditions set forth in Sections 14(c)(ii) and (iii) and 14(d)(ii) and (iii), such holder shall deliver to the Company an opinion of counsel for such holder, in form and substance reasonably satisfactory to the Company, to the effect that such legend is no longer required under applicable law.

         (f) With a view to making available to holders of the Warrant Shares the benefits of certain rules and regulations of the Securities and Exchange Commission (including without limitation Rules 144 and 144A under the Securities Act) that may permit the sale of Warrants and Warrant Shares to the public without registration, the Company agrees to take any and all such actions as may be reasonably required of it to make available to such holders such benefits, including without limitation, to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, and (ii) file with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934.

         SECTION 15. Issuance of New Warrant Certificates. Notwithstanding any of the provisions contained in the Warrant Certificates to the contrary, the Company may, at its option, issue new Warrant Certificates evidencing Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Warrant Certificates made in accordance with the provisions thereof.

         SECTION 16. Notice of Proposed Actions. In the event (a) that the Company shall propose to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) that the Company shall propose to offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) that the Company or any of its stockholders shall propose a public offering of any shares of Common Stock or other securities for which the Warrants shall be exercisable, (d) of any capital reorganization the Company, or any recapitalization or reclassification of its Capital Stock or other transaction described in Section 10 hereof, (e) of any consolidation, merger, sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company, (f) of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, (g) of the effectuation by the Company of a transaction or series of related transactions in which 50% or more of the voting power of the Company is disposed of, or (h) of any other action that would require an adjustment in the Purchase Price or in the shares of Common Stock or other securities or assets to which any registered holder of Warrants is entitled pursuant to Section 8 or Section 10 hereof; then, in each such case, the Company shall give to each registered holder of a Warrant Certificate notice of such proposed action specifying (i) the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation, winding-up, payment, distribution or offering is to take place, (iii) the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, and (iv) in the case of a public offering, any additional information reasonably necessary to permit the registered holder to determine whether to exercise this Warrant. Such notice shall be given at least 20 days prior to the earliest date therein specified.

         SECTION 17. Notices. Notices, demands or other communications given or made in connection with the Warrants (collectively, "NOTICES") shall be in writing. Notices shall be sufficiently given or made when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt) when dispatched by a nationally recognized overnight courier service, or five
(5) Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows:

         (a)  if to the Company, at:

                  ALCOHOL SENSORS INTERNATIONAL, LTD.
                  11 Oval Drive
                  Islandia, New York  11722
                  Attention:  Joseph M. Lively
                  Telephone Number:  516-342-1515
                  Fax Number:  516-342-1550

or at such other address as the Company may have furnished to the registered holders of Warrants in writing, and

         (b) if to the holder of any Warrant, at the address of such holder as shown on the registry books of the Company or at such other address as such holder may have furnished to the Company in writing.

         SECTION 18. Supplements and Amendments. This Warrant Certificate and the Warrants evidenced hereby may not be amended, supplemented or otherwise modified, except with the prior written consent of the Company and the registered holders of a majority of the then outstanding Warrants; provided, that without the consent of each holder affected thereby, no such amendment, supplement or other modification shall (a) change the Final Expiration Date, change the Purchase Price or the number of shares of Common Stock or other securities for which the Warrants are exercisable or modify or amend the provisions of Section 8 or 10 hereof, or (b) amend the provisions to reduce the percentage of holders of Warrants whose consent is required in order to take action or to make any consent.

         SECTION 19. Successors. All the covenants and provisions contained herein by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder; provided that the Company may not assign or otherwise transfer any of its rights or obligations under this Warrant Certificate without the prior written consent of each of the registered holders of this Warrant Certificate.

         SECTION 20. Benefits of this Warrant Certificate. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder of this Warrant Certificate any legal or equitable right, remedy or claim under this Warrant Certificate; but this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the registered holder and registered assigns of this Warrant Certificate.

         SECTION 21. Specific Performance. The registered holders of the Warrants shall have the right to specific performance by the Company of the terms and provisions of this Warrant Certificate. The Company irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Company for specific performance of the terms and provisions of this Warrant Certificate by the holders of the Warrants.

         SECTION 22. Governing Law; Jurisdiction. (a) This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York without reference to the principles of conflict of laws.

         (b) With respect to any suit, action or proceeding initiated by the Company or the registered holder of this Warrant Certificate arising out of, under or in connection with this Warrant Certificate, the Company hereby submits to the non-exclusive jurisdiction of any state or Federal court sitting in New York City and irrevocably waives, to the fullest extent permitted by law, any objection that it may now have or hereafter obtain to the establishment of venue in any such court in any such suit, action or proceeding.

         (c) THE COMPANY HEREBY AGREES (AND AGREES ON BEHALF OF ITS SUCCESSORS AND ASSIGNS) TO WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE COMPANY OR ANY OF ITS RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS WARRANT CERTIFICATE.

         SECTION 23. Severability. If one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the holder hereof shall be enforceable to the fullest extent permitted by law.

         SECTION 24. Descriptive Headings. Descriptive headings of the several Sections hereof are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company caused this Warrant Certificate to be duly executed and its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.


                                       ALCOHOL SENSORS INTERNATIONAL, LTD.


                                       By:
                                          ---------------------------
                                       Name:
                                       Title:
ATTEST:


-----------------------------
          Secretary

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
              holder desires to transfer the Warrant Certificate.)

         FOR VALUE RECEIVED                               hereby sells, assigns
                           -------------------------------
and transfers unto
                  -------------------------------------------------------------

-------------------------------------------------------------------------------
(Please print name and address of transferee)

-------------------------------------------------------------------------------
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Date:              , 19
     --------------    --


                                            -------------------------
                                            Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                   FORM OF ELECTION TO PURCHASE COMMON STOCK

               (To be executed if holder desires to exercise the
                Warrants evidenced by the Warrant Certificate.)


To:      ALCOHOL SENSORS INTERNATIONAL, LTD.

         The undersigned hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares of Common Stock be issued in the name of:

Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                        (Please print name and address)

-------------------------------------------------------------------------------
If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:


Please insert social security
or other identifying number


-------------------------------------------------------------------------------
                  (Please print name and address)

-------------------------------------------------------------------------------


Date:              , 19
     -------------     --


                                            --------------------
                                                 Signature

Signature Guaranteed:

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                     NOTICE

         The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   SCHEDULE A


                          Certain Excluded Securities